UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
CODEXIS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CODEXIS, INC.
200 Penobscot Drive
Redwood City, CA 94063
SUPPLEMENT TO PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS
JUNE 20, 2013
This proxy statement supplement, dated June 10, 2013 (the “Supplement”), supplements the proxy statement dated May 30, 2013 (the “Proxy Statement”) relating to the proxy being solicited by the Board of Directors (the “Board”) of Codexis, Inc., a Delaware corporation (“Codexis,” “we,” “us” or “our”), at our 2013 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, June 20, 2013, at 9:00 a.m., California time, at our executive offices at 400 Penobscot Drive, Redwood City, California, or at any continuation, postponement or adjournment thereof.
The purpose of this Supplement is to provide subsequent information regarding the manner of solicitation and our engagement of a proxy solicitation firm. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.
Solicitation of Proxies
The Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations. Such solicitations may be made by telephone, over the Internet or personal solicitation. No additional compensation will be paid to such officers or employees for such services. We have requested that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices of Annual Meeting, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses.

We have also retained MacKenzie Partners, Inc. (“MacKenzie”) to assist us in soliciting proxies and related services for a fee estimated to be approximately $20,000 plus reasonable out-of-pocket expenses. We have agreed to indemnify MacKenzie against certain liabilities arising out of or in connection with their engagement.

Voting Information
If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the captions “Voting of Shares” and “Revocation of Proxy.”